UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 13, 2017

B/E Aerospace, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18348 (Commission File Number)	06-1209796 (IRS Employer Identification No.)

1400 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414 (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (561) 791-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 13, 2017, the acquisition of B/E Aerospace, Inc. (“B/E Aerospace” or the “Company”) by Rockwell Collins, Inc. (“Rockwell Collins”) was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 23, 2016 (the “Merger Agreement”), by and among B/E Aerospace, Rockwell Collins, and Quarterback Merger Sub Corp., a wholly owned subsidiary of Rockwell Collins (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub merged with and into B/E Aerospace (the “Merger”), with B/E Aerospace continuing as the surviving corporation.  As a result of the Merger, B/E Aerospace became a wholly owned subsidiary of Rockwell Collins.

Item 1.02.          Termination of a Material Definitive Agreement.

On April 13, 2017, in connection with the closing of the Merger, B/E Aerospace terminated, and prepaid all amounts outstanding under, the Credit Agreement, dated as of December 16, 2014, as amended by that certain Amendment No. 1 dated January 30, 2015 and as further amended by that certain Amendment No. 2 dated May 27, 2016 (the “Credit Agreement”), by and among the Company (as borrower), the lenders from time to time party thereto, the other agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  No early termination penalties were incurred by B/E Aerospace in connection with the termination of the Credit Agreement, though the Company may be required to reimburse lenders for LIBOR breakage costs.

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On April 13, 2017, pursuant to the terms of the Merger Agreement, Rockwell Collins completed the acquisition of B/E Aerospace through the Merger.  As a result of the Merger, B/E Aerospace became a wholly owned subsidiary of Rockwell Collins.  At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any stockholder, each share of common stock, par value $0.01 per share, of B/E Aerospace (“B/E Aerospace Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of B/E Aerospace Common Stock (i) held by B/E Aerospace as treasury stock, (ii) held, directly or indirectly, by Rockwell Collins or Merger Sub immediately prior to the Effective Time or (iii) that were outstanding immediately prior to the Effective Time and that were held by any person who was entitled to demand, and properly demanded, appraisal of such shares pursuant to, and who complied in all respects with, Section 262 of the Delaware General Corporation Law), was converted into the right to receive the merger consideration (the “Merger Consideration”) from Rockwell Collins, which consisted of (x) $34.10 per share in cash, without interest, and (y) 0.3101 of a validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of Rockwell Collins (“Rockwell Collins Common Stock”).  Based on the closing price per share of Rockwell Collins Common Stock on April 12, 2017, the aggregate value of the cash and Rockwell Collins Common Stock payable as Merger Consideration per share pursuant to the Merger was equal to $64.49, consisting of cash and Rockwell Collins Common Stock.

At the Effective Time, each award of B/E Aerospace Common Stock subject to time-based, performance or other vesting or lapse restrictions, and each B/E Aerospace restricted stock unit award subject to time-based or performance vesting conditions, including any stock unit held under the B/E Aerospace 2010 Deferred Compensation Plan, that, in each case, was granted prior to the date of the Merger Agreement and remained outstanding immediately prior to the Effective Time, (i) became fully vested and, to the extent such award was subject to performance conditions, such performance conditions were deemed satisfied at the maximum level, and (ii) was canceled and converted into the right to receive cash payment equal to the product of (a) the value of the Merger Consideration and (b) the number of shares of B/E Aerospace Common Stock represented by such award.

At the Effective Time, each award of B/E Aerospace Common Stock subject to time-based, performance or other vesting or lapse restrictions and each B/E Aerospace restricted stock unit award  subject to time-based or performance vesting conditions that, in each case, was granted on or following the date of the Merger Agreement and remained outstanding immediately prior to the Effective Time was (subject to certain exceptions) assumed by Rockwell Collins and converted into an award (subject to the same time-based vesting schedule as the B/E Aerospace award) covering that number of shares of Rockwell Collins Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of B/E Aerospace Common Stock subject to such B/E Aerospace award immediately prior to the Effective Time (with any performance conditions deemed satisfied at the target level) and (ii)(A) the value of the Merger Consideration divided by (B) the price of Rockwell Collins Common Stock (as calculated pursuant to the Merger Agreement).

At the Effective Time, each stock unit credited to the account of any current or former non-employee director under the B/E Aerospace Amended and Restated Non-Employee Directors Stock and Deferred Compensation Plan that was payable in shares of B/E Aerospace Common Stock and remained outstanding immediately prior to the Effective Time converted into the right to receive the Merger Consideration.

The total aggregate consideration payable in the transaction was approximately $3.5 billion, excluding the assumption of net debt, in cash and 31.2 million shares of Rockwell Collins Common Stock.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8--K filed with the Securities and Exchange Commission (the “SEC”) on October 26, 2016, and the terms of which are incorporated herein by reference.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2017, in connection with the consummation of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) that the Merger had been consummated, and requested that the trading of the Common Stock on NASDAQ be halted prior to market open on April 13, 2017 and suspended prior to market open on April 17, 2017, the next trading day.  In addition, on April 13, 2017, the Company requested that NASDAQ file with the SEC a notification on Form 25 to delist the Shares from NASDAQ and to deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.  The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03.          Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above is incorporated by reference into this Item 3.03.

Item 5.01.          Changes in Control of Registrant.

The disclosure set forth in the Introductory Note above and under Item 2.01 above is incorporated by reference into this Item 5.01. The total aggregate consideration payable in the transaction was approximately $3.5 billion, excluding the assumption of net debt, in cash and 31.2 million shares of Rockwell Collins Common Stock.

Rockwell Collins financed the Merger with available cash and the net proceeds from a notes offering and additional borrowings under its term loan facility.

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and pursuant to the terms of the Merger Agreement, from and after the Effective Time, the directors of Merger Sub, Robert J. Perna and Patrick E. Allen, became the directors of the Company, replacing Amin J. Khoury, Richard G. Hamermesh, Jonathan M. Schofield, James F. Albaugh, John T. Whates, David J. Anderson and Mary M. VanDeWeghe, each of whom submitted letters of resignation and ceased to be directors of the Company as of the Effective Time.

Additionally, in connection with the Merger, from and after the Effective Time, each of Amin J. Khoury, Joseph T. Lower, Ryan M. Patch, Stephen R. Swisher and Eric J. Wesch submitted letters of resignation and ceased to be officers of the Company.  Following the resignation of such officers, the new officers of the Company are Werner Lieberherr, President, Robert J. Perna, Vice President and Secretary, and Douglas E. Stenske, Vice President and Treasurer.

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Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of B/E Aerospace that was in effect immediately prior to the Effective Time was amended in its entirety as set forth in Exhibit A to the Merger Agreement and, as so amended, is the certificate of incorporation of the surviving corporation.  The bylaws of Merger Sub that were in effect immediately prior to the Effective Time became the bylaws of the surviving corporation, except as to the name of the surviving corporation, which is “B/E Aerospace, Inc.”  The certificate of incorporation of B/E Aerospace and the bylaws of B/E Aerospace as so amended are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits

(d) Exhibits

2.1
Agreement and Plan of Merger, dated October 23, 2016, by and among B/E Aerospace, Inc., Rockwell Collins, Inc. and Quarterback Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2016).*

3.1	Certificate of Merger of Quarterback Merger Sub Corp. and B/E Aerospace, Inc. into B/E Aerospace, Inc.

3.2	Amended and Restated By-Laws of B/E Aerospace, Inc.

*	Schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. B/E Aerospace hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E Aerospace, Inc.

By:	/s/ Werner Lieberherr
	Name:	Werner Lieberherr
	Title:	President and Chief Executive Officer

Date:  April 13, 2017

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EXHIBIT INDEX

Exhibit No.	Name
2.1
Agreement and Plan of Merger, dated October 23, 2016, by and among B/E Aerospace, Inc., Rockwell Collins, Inc. and Quarterback Merger Sub Corp. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 26, 2016).*

3.1	Certificate of Merger of Quarterback Merger Sub Corp. and B/E Aerospace, Inc. into B/E Aerospace, Inc.

3.2	Amended and Restated By-Laws of B/E Aerospace, Inc.

*	Schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. B/E Aerospace hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

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